                                                                    EXHIBIT 4.15

- --------------------------------------------------------------------------------

                           TWENTY-EIGHTH SUPPLEMENTAL
                                   INDENTURE
                           DATED AS OF APRIL 1, 1993
                                       TO
                             INDENTURE OF MORTGAGE
                          DATED AS OF JANUARY 1, 1941

                            ------------------------

                      PHILADELPHIA SUBURBAN WATER COMPANY
                                       TO
                       CORESTATES BANK, N.A., AS TRUSTEE

                            ------------------------

            $22,000,000 FIRST MORTGAGE BONDS, 7.15% SERIES DUE 2008

- --------------------------------------------------------------------------------

     TWENTY-EIGHTH SUPPLEMENTAL INDENTURE dated as of the first day of April, 1993, by and between PHILADELPHIA SUBURBAN WATER COMPANY, a corporation duly organized and existing under the laws of the commonwealth of Pennsylvania (the 'Company'), party of the first part, and CORESTATES BANK, N.A., a national banking association successor to The Pennsylvania Company for Insurances on Lives and Granting Annuities, and as The Pennsylvania Company for Banking and Trusts, and as The First Pennsylvania Banking and Trust Company, and as First Pennsylvania Bank N.A. (the 'Trustee') party of the second part.

     WHEREAS, the Company heretofore duly executed and delivered to The Pennsylvania company for Insurances on Lives and Granting Annuities, as Trustee, an Indenture of Mortgage dated as of January 1, 1941 (the 'Original Indenture'), which by reference is hereby made a part hereof, and in and by the Original Indenture the Company conveyed and mortgaged to the Trustee certain property therein described, to secure the payment of its bonds to be generally known as its 'First Mortgage Bonds' and to be issued under the Original Indenture in one or more series as therein provided; and

     WHEREAS, on March 29, 1947, concurrently with a merger of Germantown Trust Company into The Pennsylvania Company for Insurances on Lives and Granting Annuities, the name of the surviving corporation was changed to The Pennsylvania Company for Banking and Trusts, on September 30, 1955, concurrently with a merger of The First National Bank of Philadelphia into The Pennsylvania Company for Banking and Trusts, the name of the surviving corporation was changed to The First Pennsylvania Banking and Trust Company, and on June 3, 1974, by amendment to its Articles of Association, The First Pennsylvania Banking and Trust Company was changed and converted into a national bank and concurrently therewith changed its name to First Pennsylvania Bank N.A., and on October 1, 1990, First Pennsylvania Bank N.A. merged with and into Philadelphia National Bank, which changed its name to Corestates Bank, N.A., such mergers and changes of name not involving any change in the title, powers, rights or duties of the Trustee, as trustee under the Original Indenture as supplemented at the respective dates thereof; and

     WHEREAS, the company duly executed and delivered to the Trustee a First Supplemental Indenture dated as of July 1, 1948, a Second Supplemental Indenture dated as of July 1, 1952, a Third Supplemental Indenture dated as of November 1, 1953, a Fourth Supplemental Indenture dated as of January 1, 1956, a Fifth Supplemental Indenture dated as of March 1, 1957, a Sixth Supplemental Indenture dated as of May 1, 1958, a Seventh Supplemental Indenture dated as of September 1, 1959, an Eighth Supplemental Indenture dated as of May 1, 1961, a Ninth Supplemental Indenture dated as of April 1, 1962, a Tenth Supplemental Indenture dated as of March 1, 1964, an Eleventh Supplemental Indenture dated as of November 1, 1966, a Twelfth Supplemental Indenture dated as of January 1, 1968, a Thirteenth Supplemental Indenture dated as of June 15, 1970, a Fourteenth Supplemental Indenture dated as of November 1, 1970, a Fifteenth Supplemental Indenture dated as of December 1, 1972, a Sixteenth Supplemental Indenture dated as of May 15, 1975, a Seventeenth Supplemental Indenture dated as of December 15, 1976, an Eighteenth Supplemental Indenture dated as of May 1, 1977, a Nineteenth Supplemental Indenture dated as of June 1, 1980, a Twentieth Supplemental Indenture dated as of August 1, 1983, a Twenty-First Supplemental Indenture, dated as of August 1, 1985, a Twenty-Second Supplemental Indenture, dated as of April 1, 1986, a Twenty-Third Supplemental Indenture, dated as of April 1, 1987, a Twenty-Fourth Supplemental Indenture, dated as of June 1, 1988, a Twenty-Fifth Supplemental Indenture, dated as of January 1, 1990, a Twenty-Sixth Supplemental Indenture, dated as of November 1, 1991 and a Twenty-Seventh Supplemental Indenture, dated as of June 1, 1992, to subject certain additional property to the lien of the Original Indenture and to provide for the creation of additional series of bonds; and

     WHEREAS, the Company has issued under the Original Indenture, as supplemented at the respective dates of issue, thirty-three series of First Mortgage Bonds designated, respectively, as set forth in the following table, the Indenture creating each series and the principal amount of bonds thereof issued being indicated opposite the designation of such series:

                  DESIGNATION                                        INDENTURE                          AMOUNT
- ------------------------------------------------  ------------------------------------------------  --------------
3 1/4% Series due 1971                            Original                                          $   16,375,000
9 5/8% Series due 1975                            Thirteenth Supplemental                               10,000,000
9.15% Series due 1977                             Fourteenth Supplemental                               10,000,000
3% Series due 1978                                First Supplemental                                     2,000,000
3 3/8% Series due 1982                            Second Supplemental                                    4,000,000
3.90% Series due 1983                             Third Supplemental                                     5,000,000
3 1/2% Series due 1986                            Fourth Supplemental                                    6,000,000
4 1/2% Series due 1987                            Fifth Supplemental                                     4,000,000
4 1/8% Series due 1988                            Sixth Supplemental                                     4,000,000
5% Series due 1989                                Seventh Supplemental                                   4,000,000
4 5/8% Series due 1991                            Eighth Supplemental                                    3,000,000
4.70% Series due 1992                             Ninth Supplemental                                     3,000,000
6 7/8% Series due 1993                            Twelfth Supplemental                                   4,500,000
4.55% Series due 1994                             Tenth Supplemental                                     4,000,000
10 1/8% Series due 1995                           Sixteenth Supplemental                                10,000,000
5 1/2% Series due 1996                            Eleventh Supplemental                                  4,000,000
7 7/8% Series due 1997                            Fifteenth Supplemental                                 5,000,000
8.44% Series due 1997                             Twenty-Third Supplemental                             12,000,000
9.20% Series due 2001                             Seventeenth Supplemental                               7,000,000
8.40% Series due 2002                             Eighteenth Supplemental                               10,000,000
5.95% Series due 2002                             Twenty-Seventh Supplemental                            4,000,000
12.45% Series due 2003                            Twentieth Supplemental                                10,000,000
13% Series due 2005                               Twenty-First Supplemental                              8,000,000
10.65% Series due 2006                            Twenty-Second Supplemental                            10,000,000
9.89% Series due 2008                             Twenty-Fourth Supplemental                             5,000,000
9.12% Series due 2010                             Twenty-Fifth Supplemental                             20,000,000
8 7/8% Series due 2010                            Nineteenth Supplemental                                8,000,000
6.50% Series due 2010                             Twenty-Seventh Supplemental                            3,200,000
9.17% Series due 2011                             Twenty-Sixth Supplemental                              5,000,000
9.93% Series due 2013                             Twenty-Fourth Supplemental                             5,000,000
9.97% Series due 2018                             Twenty-Fourth Supplemental                             5,000,000
9.17% Series due 2021                             Twenty-Sixth Supplemental                              8,000,000
9.29% Series due 2026                             Twenty-Sixth Supplemental                             12,000,000

and

     WHEREAS, all of the bonds of each of said series are presently outstanding other than the bonds listed on Schedule A attached hereto and made a part hereof; and

     WHEREAS, the Original Indenture and said Supplemental Indentures were duly recorded in the Commonwealth of Pennsylvania on the dates and in the office for the Recording of Deeds for the following counties in the Mortgage Books and at the pages indicated in the following table:

                                     COUNTY

                                               BUCKS                    CHESTER                   DELAWARE        MONTGOMERY
                              DATE OF   --------------------  ----------------------------  --------------------  ---------
         INDENTURE           RECORDING    BOOK       PAGE           BOOK           PAGE       BOOK       PAGE       BOOK
- ---------------------------  ---------  ---------  ---------  -----------------  ---------  ---------  ---------  ---------
Original                      2/20/41         496          1   H-13. Vol. 307           20       1034          1       1625
First Supplemental            8/26/48         632          1   F-16. Vol. 380          200       1668        169       2031
Second Supplemental           7/1/52          768        438    18. Vol. 425           186       1962        376       2360
Third Supplemental           11/25/53         895          1    18. Vol. 442           325       2052          1       2493
Fourth Supplemental           1/9/56         1089        155   Z-20. Vol. 499            1       2199          1       2722
Fifth Supplemental            3/20/57        1181        316   B-22. Vol. 536          601       2294         50       2850
Sixth Supplemental            5/9/58         1254          1        G-23               201       2380        039       2952
Seventh Supplemental          9/25/59        1332        509        B-25               109       2442          1       3090
Eighth Supplemental           5/9/61           --         --        Z-26                17       2526        312         --
Eighth Supplemental           5/10/61        1409        225         --                 --         --         --       3249
Ninth Supplemental            4/10/62        1458        372        G-28               126       2581        463       3307
Tenth Supplemental            3/19/64        1568          1        M-30               967       2976       1043       3310
Eleventh Supplemental         11/4/66        1655        695        Q-32              6682        762        223       3549
Twelfth Supplemental          1/23/68        1691        531        N-33               219       2792        708       3542
Thirteenth Supplemental       7/2/70         1763       1167        D-35                80       2850        301       3687
Fourteenth Supplemental       11/5/70        1774        331        K-35               713       2858       3113        700
Fifteenth Supplemental       12/11/72        1869        196        O-37               998       2926        550       3786
Sixteenth Supplemental        5/28/75        1979         14        E-44                77       3005        511       4010
Seventeenth Supplemental     12/18/77        2072        683        L-51                 1       3072         43       5002
Eighteenth Supplemental       4/29/77        2082        567        B-52               344       3078        728       5003
Nineteenth Supplemental       6/23/80        2303        714        J-62                92       3261        293       5030
Twentieth Supplemental        8/2/83         2487        370        D-72                 1         96        810       5662
Twenty-First Supplemental     8/27/85        2690        806         54                550         --         --       5864
Twenty-First Supplemental     8/28/85          --         --         --                 --        264        159         --
Twenty-Second Supplemental    4/22/86        2774        160         263               275        326        592       5944
Twenty-Third Supplemental     4/1/87         2960        693         --                 --         --         --         --
Twenty-Third Supplemental     4/2/87           --         --         680               337        447       1807       6115
Twenty-Fourth Supplemental    7/25/88        3199       1095        1224               389       0593       0585       6324
Twenty-Fifth Supplemental     1/12/90        0136       0250        1848               205        731       1571       6538
Twenty-Sixth Supplemental     11/8/91         369       2190        2660               205        894       2241       6780
Twenty-Seventh Supplemental   6/29/92        0487       1829        3055               182       0969       2023       6918


         INDENTURE             PAGE
- ---------------------------  ---------
Original                             1
First Supplemental                 257
Second Supplemental                517
Third Supplemental                   1
Fourth Supplemental                425
Fifth Supplemental                 335
Sixth Supplemental                 289
Seventh Supplemental               249
Eighth Supplemental                 --
Eighth Supplemental                289
Ninth Supplemental                 169
Tenth Supplemental                 237
Eleventh Supplemental              129
Twelfth Supplemental               315
Thirteenth Supplemental             23
Fourteenth Supplemental            548
Fifteenth Supplemental              96
Sixteenth Supplemental             307
Seventeenth Supplemental           436
Eighteenth Supplemental            291
Nineteenth Supplemental            502
Twentieth Supplemental            1045
Twenty-First Supplemental         1347
Twenty-First Supplemental           --
Twenty-Second Supplemental         360
Twenty-Third Supplemental           --
Twenty-Third Supplemental          602
Twenty-Fourth Supplemental         143
Twenty-Fifth Supplemental          376
Twenty-Sixth Supplemental          891
Twenty-Seventh Supplemental        302



and;

     WHEREAS, the lien of the Original Indenture as supplemented has been perfected as a security interest under the Pennsylvania Uniform Commercial Code by filing a financing statement in the office of the Secretary of the Commonwealth; and

     WHEREAS, the Company proposes to create under the Original Indenture as supplemented a new series of bonds to be designated 'First Mortgage Bonds, 7.15% Series due 2008' (the '7.15% Series due 2008' or the 'Bonds') to be limited in aggregate principal amount to $22,000,000, to be issued only as registered bonds without coupons, to be dated as provided in the Original Indenture, to bear interest at the rate of 7.15% per annum, and to mature on April 1, 2008; and

     WHEREAS, the Company proposes to issue $22,000,000 principal amount of the Bonds under the provisions of Article IV of the original Indenture, and will comply with the provisions thereof as well as with other provisions of the Original Indenture and indentures supplemental thereto in connection with the issuance of additional bonds so that it will be entitled to procure the authentication and delivery of the Bonds; and

     WHEREAS, Article XVIII of the Original Indenture provides that the Company, when authorized by resolution of its Board of Directors, may with the Trustee enter into an indenture supplemental to the Original Indenture, which thereafter shall form a part of the Original Indenture, for the purposes, inter alia, of subjecting to the lien of the original Indenture additional property, of defining the covenants and provisions applicable to any bonds of any series other than the 3 1/4% Series due 1971, of adding to the covenants and agreements of the Company contained in the Original Indenture other covenants and agreements thereafter to be observed by the Company, of surrendering any right or power in the Original Indenture reserved to or conferred upon the Company, and of making such provisions in regard to matters or questions arising under the Original Indenture as may be necessary or desirable and not inconsistent therewith; and

     WHEREAS, in addition to the property described in the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth and Twenty-Seventh Supplemental Indentures the Company has acquired certain other property and desires to confirm the lien of the Original Indenture thereon; and

     WHEREAS, the Company, by proper corporate action, has duly authorized the creation of said new series of Bonds (to be issued in accordance with the terms and provisions of the Original Indenture and indentures supplemental thereto, including this Twenty-Eighth Supplemental Indenture, and to be secured by said Original Indenture and indentures supplemental thereto, including this Twenty-Eighth Supplemental Indenture); and has further duly authorized the execution, delivery and recording of this Twenty-Eighth Supplemental Indenture setting forth the terms and provisions of the Bonds insofar as said terms and provisions are not set forth in said Original Indenture; and

     WHEREAS, the Bonds and the Trustee's certificate upon said Bonds are to be substantially in the forms following - the proper amount, names of registered owners and numbers to be inserted therein, and such appropriate insertions, omissions and changes to be made therein as may be required or permitted by this Twenty-Eighth Supplemental Indenture to conform to any pertinent law or usage:

NO. R-                                                               $__________

                      PHILADELPHIA SUBURBAN WATER COMPANY
       (INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA)

                      Mortgage Bond, 7.15% Series Due 2008

                       Private Placement Number 71803 G@0

     Philadelphia Suburban Water Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the 'Company', which term shall include any successor corporation as defined in the Indenture hereinafter referred to); for value received, hereby promises to pay to _______________________ or its registered assigns, on the first day of April, 2008, at the corporate trust office of CoreStates Bank, N.A. in the City of Philadelphia, Pennsylvania, the sum of ___________________________________ in
such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and to pay interest thereon at said office to the registered owner hereof from the interest payment date next preceding the date of this bond (or if this bond be dated prior to October 1, 1993, from the date hereof) until the principal hereof shall become due and payable, at the rate of seven and 15/100ths percent (7.15%) per annum, payable semiannually in like coin or currency on the first day of April and the first day of October in each year and to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and, to the extent legally enforceable, on any overdue installment of interest at a rate of 9.15% per annum after maturity whether by acceleration or otherwise until paid.

     The interest so payable will (except as otherwise provided in the Twenty-Eighth Supplemental Indenture referred to herein) be calculated on the basis of a 360-day year of twelve 30-day months and be paid to the person in whose name this bond (or a bond or bonds in exchange for which this bond was issued) is registered at the close of business on the fifteenth day of the calendar month next preceding the month in which the interest payment date occurs or, if such day is not a business day, on the next preceding business day (a 'record date') and principal, premium, if any, and interest on this Bond shall be paid in accordance with written payment instructions of the registered owner delivered to the Trustee on or before such record date.

     This bond is one of a duly authorized issue of bonds of the Company known as its First Mortgage Bonds, issued and to be issued without limitation as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned in one or more series and equally secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage (herein called the 'Indenture') dated as of January 1, 1941, executed by the Company to The Pennsylvania Company for Insurances on Lives and Granting Annuities (now CoreStates Bank, N.A.), as Trustee (hereinafter called the 'Trustee'), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of the bonds and of the Trustee in respect of such security, and the terms and conditions under which the bonds are and are to be secured and may be issued under the Indenture; but neither the foregoing reference to the Indenture nor any provision of this bond or of the Indenture or of any indenture supplemental thereto shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and interest and premium, if any, on this bond as herein provided. As provided in the Indenture, the bonds may be issued in series for various principal amounts, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in an indenture supplemental to said Indenture known as the 'Twenty-Eighth Supplemental Indenture' dated as of April 1, 1993, and designated therein as 'First Mortgage Bonds, 7.15% Series due 2008 (the 'bonds of the 7.15% series due 2008').

     To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders and registered owners of bonds issued and to be issued thereunder may be made with the consent of the Company by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds then outstanding under the Indenture and entitled to vote, at a meeting of the bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds of any series then outstanding under the Indenture and entitled to vote on and affected by such modification or alteration, or by the written consent of the holders and registered owners of such percentages of bonds; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture as a first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby.

     The bonds of the 7.15% series due 2008 are subject to redemption prior to maturity in part on April 1 of each year, commencing April 1, 1998, pursuant to the terms of a sinking fund provided in the Twenty-Eighth Supplemental Indenture at a price equal to one hundred percent (100%) of the principal amount of the bonds to be redeemed, together with unpaid interest accrued to the date fixed for redemption.

     The bonds of the 7.15% series due 2008 are subject to redemption at the option of the Company, either as a whole or in part, on any date in coin or currency of the United States of America as at the time, of payment is legal tender for payment of public and private debts at a redemption price equal to the principal amount of bonds of the 7.15% series due 2008 to be redeemed plus interest thereon to the date of redemption plus a premium, as provided in the Twenty-Eighth Supplemental Indenture.

     The bonds of the 7.15% series due 2008 are subject to mandatory redemption
(i) in connection with the sale to or other acquisition by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies of all or substantially all of the property of the Company, or (ii) in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Company, occurring in connection with or subsequent to the acquisition of all or substantially all of the stock of the Company ordinarily entitled to voting rights by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies. In such a mandatory redemption the bonds of the 7.15% series due 2008 are redeemable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at one hundred per cent (100%) of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption.

     Any redemption shall be effected by notice mailed, to the registered owners thereof, as provided in the Indenture, at least thirty (30) days before the redemption date, all on the conditions and in the manner provided in the Indenture.

     If this bond or any portion hereof is called for redemption and payment thereof is duly provided for as specified in the Indenture, as supplemented, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.

     The principal hereof may be declared or may become due prior to its maturity date on the conditions, in the manner and with the effect set forth in the Indenture, as supplemented, upon the happening of an event of default, as in the Indenture, as supplemented, provided; subject, however, to the right, under certain circumstances, of the registered owners of a majority in principal amount of bonds of the 7.15% series due 2008 outstanding to annul such declaration.

     This bond is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the principal corporate trust office of the Trustee in the City of Philadelphia, Pennsylvania, upon surrender hereof for cancellation at such office and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new bond or bonds in authorized denominations, of equal aggregate unpaid principal amount. Any such transfer or exchange shall be subject to the terms and conditions and to the payment of the charges specified in the Indenture.

     The Company and the Trustee may deem and treat the registered owner of this bond as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon, and for all other purposes, and shall not be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto against any incorporator or any past, present or future stockholder, officer or director of the

Company or of any predecessor or successor corporation, as such, either directly or through the Company, or through any such predecessor or successor corporation or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or registered owner hereof, as more fully provided in the Indenture, as supplemented.

     This bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until CoreStates Bank, N.A., as Trustee under the Indenture, or a successor trustee thereunder shall have signed the certificate of authentication endorsed hereon.

     IN WITNESS WHEREOF, Philadelphia Suburban Water Company has caused this bond to be signed by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this bond to be dated, 1993.

Attest:                                                   PHILADELPHIA SUBURBAN WATER COMPANY

                  Assistant Secretary                                   Vice President and Treasurer

     Trustee's Certificate of Authentication

     This bond is one of the bonds, of the series designated therein, referred to in the within-mentioned Twenty-Eighth Supplemental Indenture.

                                                          CORESTATES BANK, N.A., TRUSTEE
                                                                                    By:
Dated: , 1993                                                                Authorized Signer

and;

     WHEREAS, all acts and things necessary to make the Bonds, when executed by the Company and authenticated and delivered by the Trustee as in this Twenty-Eighth Supplemental Indenture provided and issued by the Company, valid, binding and legal obligations of the Company, and this Twenty-Eighth Supplemental Indenture a valid and enforceable supplement to said Original Indenture, have been done, performed and fulfilled, and the execution of this Twenty-Eighth Supplemental Indenture has been in all respects duly authorized:

     NOW, THEREFORE, THIS TWENTY-EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH: That, in order to secure the payment of the principal and interest of all bonds issued under the Original Indenture and all indentures supplemental thereto, according to their tenor and effect, and according to the terms of the Original Indenture and of any indenture supplemental thereto, and to secure the performance of the covenants and obligations in said bonds and in the Original Indenture and any indenture supplemental thereto respectively contained, and to provide for the proper issuing, conveying and confirming unto the Trustee, its successors in said trust and its and their assigns forever, upon the trusts and for the purposes expressed in the Original Indenture and in any indenture supplemental thereto, all and singular the estates, property and franchises of the Company thereby mortgaged or intended so to be, the Company, for and in consideration of the premises and of the sum of One Dollar ($1.00) in hand paid by the Trustee to the Company upon the execution and delivery of this Twenty-Eighth Supplemental Indenture, receipt whereof is hereby acknowledged, and of other good and valuable consideration, has granted, bargained, sold, aliened, enfeoffed, released and confirmed and by these presents does grant, bargain, sell, alien, enfeoff, release and confirm unto CoreStates Bank, N.A., as Trustee, and to its successors in said trust and its and their assigns forever:

     All and singular the premises, property, assets, rights and franchises of the Company, whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated (except as herein expressly excepted), including among other things the following, but reference to or enumeration of any particular kinds, classes, or items of property shall not be deemed to exclude from the operation and effect of the Original Indenture or any indenture supplemental thereto any kind, class or item not so referred to or enumerated:

                                       I.
                         REAL ESTATE AND WATER RIGHTS.

     The real estate described in the deeds from the grantors named in EXHIBIT A hereto, dated and recorded as therein set forth, and any other real estate and water rights acquired since the date of the Twenty-Seventh Supplemental Indenture.

                                      II.
                            BUILDINGS AND EQUIPMENT.

     All mains, pipes, pipe lines, service pipes, buildings, improvements, standpipes, reservoirs, wells, flumes, sluices, canals, basins, cribs, machinery, conduits, hydrants, water works, plants and systems, tanks, shops, structures, purification systems, pumping stations, fixtures, engines, boilers, pumps, meters and equipment which are now owned or may hereafter be acquired by the Company (except as herein expressly excepted), including all improvements, additions and extensions appurtenant to any real or fixed property now or hereafter subject to the lien of the Original Indenture or any indenture supplemental thereto which are used or useful in connection with the business of the Company as a water company or as a water utility, whether any of the foregoing property is now owned or may hereafter be acquired by the Company.

     It is hereby declared by the Company that all property of the kinds described in the preceding paragraph, whether now owned or hereafter acquired, has been or is or will be owned or acquired with the intention of using the same in carrying on the business or branches of the business of the Company, and it is hereby declared that it is the intention of the Company that all thereof (except property hereinafter specifically excepted) shall be subject to the first priority lien of the Original Indenture, subject to Permitted Liens.

     It is agreed by the Company that so far as may be permitted by law tangible personal property now owned or hereafter acquired by the Company, except such as is hereafter expressly excepted from the lien hereof, shall be deemed to be and construed as fixtures and appurtenances to the real property of the Company.

                                      III.
                         FRANCHISES AND RIGHTS OF WAY.

     All the corporate and other franchises of the Company, all water and flowage rights, riparian rights, easements and rights of way, and all permits, licenses, rights, grants, privileges and immunities, and all renewals, extensions, additions or modifications of any of the foregoing, whether the same or any thereof, or any renewals, extensions, additions or modifications thereof, are now owned or may hereafter be acquired, owned, held, or enjoyed by the Company.

                                      IV.
                            AFTER ACQUIRED PROPERTY.

     All real and fixed property and all other property of the character hereinabove described which the Company may hereafter acquire.

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, rights and franchises and every part and parcel thereof.

     EXCEPTING AND RESERVING, HOWEVER, certain premises, not used or useful in the supplying of water by the Company, expressly excepted and reserved from the lien of the Original Indenture and not subject to the terms thereof.

     AND ALSO SAVING AND EXCEPTING from the property hereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it): all bills, notes and accounts receivable, cash on hand and in banks, contracts, choices in action and leases to others (as distinct from the property leased and without limiting any rights of the Trustee with respect thereto under any of the provisions of the Original Indenture or of any indenture supplemental thereto), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all automobiles, motor trucks, and other like automobile equipment and all furniture, and all equipment, materials, goods, merchandise and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any properties of the Company other than any of the foregoing which may be specifically transferred or assigned to or pledged or deposited with the Trustee hereunder or required by the provisions of the Original Indenture or any indenture supplemental thereto so to be; provided, however, that if, upon the happening of a completed default, as specified in Section I of Article XI of the Original Indenture, the Trustee or any receiver appointed hereunder shall enter upon and take possession of the mortgaged property, the Trustee or any such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and any and all other property of the Company then on hand, not described or referred to in the foregoing granting clauses, which is used or useful in connection with the business of the Company as a water company or as a water utility, and use and administer the same to the same extent as if such property were part of the mortgaged property, unless and until such completed default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

     SUBJECT, HOWEVER, to the exceptions, reservations and matters hereinabove and in the Original Indenture recited, to releases executed since the date of the Original Indenture in accordance with the provisions thereof, to existing leases, to easements and rights of way for pole lines and electric transmission lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens existing on or claims against, and rights in and relating to, real estate acquired for right-of-way purposes, to taxes and assessments not delinquent, to alleys, streets and highways that may run across or encroach upon said lands, to liens, if any, incidental to construction, and to Permitted Liens, as defined in the Original Indenture; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition.

     TO HAVE AND TO HOLD, all and singular the property, rights, privileges and franchises hereby conveyed, transferred or pledged or intended so to be unto the Trustee and its successors in the trust heretofore and hereby created, and its and their assigns forever.

     IN TRUST NEVERTHELESS, for the equal pro rata benefit and security of each and every person or corporation who may be or become the holders of bonds and coupons secured by the Original Indenture or by any indenture supplemental thereto, or both, without preference, priority or distinction as to lien or otherwise of any bond or coupon over or from any other bond or coupon, so that each and every of said bonds and coupons issued or to be issued, of whatsoever series, shall have the same right, lien and privilege under the Original Indenture and all indentures supplemental thereto and shall be equally secured hereby and thereby, with the same effect as if said bonds and coupons had all been made, issued and negotiated simultaneously on the date thereof; subject, however, to the provisions with reference to extended, transferred or pledged coupons and claims for interest contained in the Original Indenture and subject to any sinking or improvement fund or maintenance deposit provisions, or both, for the benefit of any particular series of bonds.

     IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all such bonds and coupons are to be authenticated, delivered and issued, and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in said trust, for the benefit of those who shall hold said bonds and coupons, or any of them, issued under this Indenture or any indenture supplemental hereto, or both, as follows:

                                   ARTICLE I.
     FORM, AUTHENTICATION AND DELIVERY OF THE BONDS; REDEMPTION PROVISIONS

     SECTION 1. There shall be a thirty-fourth series of bonds, limited in aggregate principal amount to $22,000,000, designated as 'Philadelphia Suburban Water Company First Mortgage Bonds, 7.15% Series due 2008' (the 'Bonds').

     Interest on the Bonds shall be payable semiannually on April 1 and October 1 of each year (each an 'interest payment date'), commencing October 1, 1993. Each Bond shall be dated the date of its authentication and shall bear interest from the interest payment date next preceding its date, unless authenticated on an interest payment date, in which case it shall bear interest from such interest payment date, or, unless authenticated prior to the first interest payment date for the Bonds, in which case it shall bear interest from the date of original authentication and delivery of the Bonds; provided, however, that if at the time of authentication of any Bond interest on the predecessor Bond of such Bond is in default, such Bond shall bear interest from the date to which interest has been paid, or, if no interest has been paid from the date of original authentication and delivery of the Bonds. The Bonds shall be stated to mature (subject to the right of earlier redemption at the prices and dates and upon the terms and conditions hereinafter set forth) and shall bear interest at the rates set forth below:

  PRINCIPAL
    AMOUNT      DATE OF MATURITY   INTEREST RATE
- --------------  ----------------  ---------------
$22,000,000        April 1, 2008          7.15%

Principal of any Bond, premium, if any, thereon and, to the extent legally enforceable, any installment of interest not paid when due shall bear interest at a rate equal to the rate borne by such Bond plus two percent (2%).

     The Bonds shall be issuable only as registered bonds without coupons, shall be in the form hereinabove recited, in the denomination of Five Thousand Dollars ($5,000) or any integral multiple thereof, shall be lettered 'R', and shall bear such numbers as the Company may reasonably require.

     The principal of, and premium, if any, and interest on the Bonds shall be payable at the corporate trust office of the Trustee in the City of Philadelphia, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that each payment of principal, interest and premium, if any, to the holders of the Bonds shall be paid by the Trustee, with funds received from the Company, by bank wire transfer of immediately available funds pursuant to instructions respectively incorporated in those certain Purchase Agreements dated as of April 1, 1993, between such person and the Company, as such instructions may be modified from time to time as provided in said Purchase Agreements.

     Notwithstanding any provisions of the Indenture to the contrary, no holder of the Bonds shall be required to present or surrender such Bonds to the Company, the Trustee or any other person prior to, or as a condition of, receiving payment of any kind in respect thereof. All holders of the Bonds shall deliver to the Trustee all Bonds registered in their names at the time of final payment in full of all amounts due in respect thereof within a reasonable time period after receipt of such final payment.

     The person in whose name any Bond is registered at the close of business on any record date (as hereinafter defined) with respect to any payment date shall be entitled to receive the principal, premium, interest or other payment payable on such payment date, notwithstanding the cancellation of such Bond upon any transfer or exchange subsequent to the record date and prior to such payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on an interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding Bonds are registered at the close of business on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Bonds not less than fifteen (15) days preceding such subsequent record date, such record date to be not less than ten (10) days preceding the date of payment of such defaulted interest. The term 'record date' as used in this Section I with respect to any regular interest payment date shall mean the fifteenth day of the calendar month next preceding the calendar month in which such interest payment date occurs if such fifteenth day is a business day; if such fifteenth day is not a business day, the record date shall be the next preceding business day.

     Exchange of any Bonds shall be effected in accordance with the applicable provisions of Sections 7, 8 and 9 of Article II of the Original Indenture.

     The text of the Bonds and of the certificate of the Trustee upon such Bonds shall be, respectively, substantially of the tenor and effect hereinbefore recited.

     SECTION 2. The Company shall establish a Sinking Fund for the benefit and security of the Bonds and shall pay to the Trustee on or before the first day of April (the 'Mandatory Redemption Date') in each year commencing April 1, 1998 to and including April 1, 2007 a sum in cash sufficient to redeem on such Mandatory Redemption Date $2,000,000 principal amount of bonds of said series, which shall be applied on such Mandatory Redemption Date to the redemption of bonds of said series at one hundred percent (100%) of the principal amount thereof, together interest accrued thereon to the date fixed for redemption.

     For the purposes of this Section 2, any redemption of less than all of the Bonds pursuant to Section 3 hereof shall be applied to the scheduled principal payments of such series in inverse chronological order.

     SECTION 3. The Bonds shall be redeemable at the option of the company, either as a whole or in part at any time at one hundred percent (100%) of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption, plus a premium equal to the 'Make-Whole Premium' determined five (5) business days prior to the date fixed for redemption; provided, that the Company shall furnish notice to the Trustee and to each holder of the Bonds by telecopy or other same day communication, on a date at least two (2) business days prior to the date fixed for redemption of the Make-Whole Premium, if any, applicable to such redemption and the calculations, in reasonable detail, used to determine the amount thereof.

As used herein, the following terms have the meanings set forth:

     'Make-Whole Premium' shall mean, in connection with any redemption of the Bonds, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal of the Bonds being redeemed (taking into account the application of such redemption required by Section 2 of this Twenty-Eighth Supplemental Indenture) and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar amount if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Bonds being redeemed. If the Reinvestment Rate is equal to or higher than the interest rate of the Bonds being redeemed, the Make-Whole Premium shall be zero.

     'Reinvestment Rate' shall mean the sum of (i) 0.5% plus (ii) the arithmetic mean of the yields under the respective headings 'This Week' and 'Last Week' published in the Statistical Release under the caption 'Treasury Constant Maturities' for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being redeemed (taking into account the application of such redemption required by Section 2 of this Twenty-Eighth Supplemental Indenture). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the premium hereunder shall be used.

     'Statistical Release' shall mean the statistical release designated 'H.15(519)' or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66 2/3% in aggregate principal amount of the outstanding Bonds being redeemed.

     'Weighted Average Life to Maturity' of the principal amount of Bonds being redeemed shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of the principal of the Bonds being redeemed by the aggregate amount of such principal. The term 'Remaining Dollar-Years' of any such principal being redeemed shall mean the amount obtained by (i) multiplying (1) the amount by which each required repayment (including repayment at maturity) shall be reduced as a result of the redemption of such principal being redeemed (which redemption shall be applied as required by Section 2 of this Twenty-Eighth Supplemental Indenture) by (2) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and the date of that required repayment and
(ii) totalling the products obtained in (i).

     The Bonds shall not be prepayable or redeemable at the option of the Company prior to the stated maturity thereof other than on the terms and conditions and in the amounts and with the premium, if any, as provided in Sections 3 and 5 of this Article I.

     SECTION 4. The Bonds shall be subject to mandatory redemption (i) in connection with the sale to or other acquisition by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies of all or substantially all of the property of the Company, or (ii) in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Company, occurring in connection with or subsequent to the acquisition of all or substantially all of the stock of the Company ordinarily entitled to voting rights by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies. The Bonds are redeemable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at one hundred per cent (100%) of the principal amount thereof, together with interest accrued thereon to the date fixed for redemption.

     SECTION 5. Any redemption of the Bonds shall be effected in accordance with the provisions of Article V of the Original Indenture, provided, however, that any partial prepayments or redemption of the Bonds shall be applied or effected ratably in accordance with the unpaid principal amounts thereof.

     SECTION 6. The Bonds in the aggregate principal amount of $22,000,000 may be issued under the provisions of Article IV of the Original Indenture and may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, opinions or other instruments or all of the foregoing required to be delivered upon the issue of bonds pursuant to the provisions of the Original Indenture.

                                  ARTICLE II.
                      MAINTENANCE OR IMPROVEMENT DEPOSIT.

     SECTION 1. The Company covenants that it will deposit with the Trustee on or before the March 1 next occurring after the bonds of the 4.55% Series due 1994 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 5 1/2% Series due 1996 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 7 7/8% Series due 1997, cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 10 1/8% Series due 1995 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.20% Series due 2001 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 8.40% Series due 2002 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 12.45% Series due 2003 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 13% Series due 2005 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 10.65% Series due 2006 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 8.44% Series due 1997 cease to be outstanding or on or before the March 1 next occurring after the bonds of the 9.89% Series due 2008, or on or before the March 1 next occurring after the bonds of the 9.93% Series due 2013, or on or before the next March 1 next occurring after the bonds of the 9.97% Series due 2018 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.12% Series due 2010 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.29% Series due 2026 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.17% Series due 2021 shall cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 6.50% Series due 2010 shall cease to be outstanding, whichever is latest, and on or before March 1 in each year thereafter if and so long as any of the Bonds are outstanding, an amount in cash (the 'Maintenance or Improvement Deposit') equal to 9% of the Gross operating Revenues of the Company during the preceding calendar year less, to the extent that the Company desires to take such credits, the following:

          (A) the amount actually expended for maintenance during such calendar year; and

          (B) the Cost or Fair Value, whichever is less, of Permanent Additions acquired during such calendar year which at the time of taking such credit constitute Available Permanent Additions; and

          (C)sthe unapplied balance, or any part thereof, of the Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the five calendar years preceding such calendar year and specified in the Officers' Certificates delivered to the Trustee pursuant to Section 2 of this Article, but only to the extent that the Permanent Additions with respect to which such Cost or Fair Value was determined shall at the time of taking such credit constitute Available Permanent Additions.

     SECTION 2. The Company covenants that it will on or before March 1 in each year, beginning with the first deposit made with the Trustee under the provisions of Section 1 of this Article, as long as any of the Bonds are outstanding, deliver to the Trustee the following:

     (A) An Officers' Certificate, which shall state:

          (i) The amount of the Gross Operating Revenues for the preceding calendar year;

          (ii) 9% of such Gross Operating Revenues;

          (iii) The amount actually expended by the Company for maintenance during such calendar year;

          (iv) The amount set forth in subparagraph (xii) of each Officers' Certificate delivered to the Trustee pursuant to the provisions of this Section during the preceding five calendar years (specifying each such Officers' Certificate), after deducting from each such amount the aggregate of (a) the Cost or Fair Value, whichever is less, of all Permanent Additions represented by such amount which have ceased to be Available Permanent Additions; and (b) any part of such amount for which the Company has previously taken credit against any Maintenance or Improvement Deposit (specifying the Officers' Certificate in which such credit was taken); and (c) any part of such amount for which the Company then desires to take credit against the Maintenance or Improvement Deposit;

          (v) An amount which shall be the aggregate of all amounts set forth pursuant to the provisions of clause (c) of the foregoing subparagraph
     (iv);

          (vi) The Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the preceding calendar year;

          (vii) That part of the amount set forth in subparagraph (vi) which the Company desires to use as a credit against the Maintenance or Improvement Deposit;

          (viii) The amount of cash payable to the Trustee under the provisions of Section 1 of this Article, which shall be the amount by which the amount set forth in subparagraph (ii) hereof exceeds the sum of the amounts set forth in subparagraphs (iii), (v) and (vii) hereof;

        (ix) The sum of all amounts charged on the books of the Company against any reserve for retirement or depreciation during the preceding calendar year representing the aggregate of the Cost when acquired of any part of the Company's plants and property of the character described in the granting clauses hereof which has been permanently retired or abandoned;

          (x) The aggregate of the amounts set forth in subparagraphs (v) and
     (vii) hereof;

          (xi) The amount by which the amount set forth in subparagraph (x) exceeds the amount set forth in subparagraph (ix), being the amount required to be deducted from the Cost or Fair Value of Available Permanent Additions in order to determine a Net Amount of Available Permanent Additions pursuant to the provisions of Section 9 of Article I of the Original Indenture;

          (xii) The amount set forth in subparagraph (vi) after deducting the amount, if any, set forth in subparagraph (vii); and

          (xiii) That all conditions precedent to the taking of the credit or credits so requested by the Company have been complied with.

     (B) In the event that the Officers' Certificate delivered to the Trustee pursuant to the provisions of paragraph (A) of this Section shall state, pursuant to the requirements of subparagraph (vi), the Cost or Fair Value of Available Permanent Additions acquired by the Company during the preceding calendar year, the documents specified in paragraphs 2, 3, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV of the Original Indenture, with such modifications, additions and omissions as may be appropriate in the light of the purpose for which they are used.

     (C) An amount in cash equal to the sum set forth in subparagraph (viii) of the Officers' Certificate provided for in paragraph (A) hereof.

     SECTION 3. All cash deposited with the Trustee as part of any Maintenance or Improvement Deposit provided for in Section 1 of this Article, may, at the option of the Company, be applied to the purchase of bonds under the provisions of Section 2 of Article X of the Original Indenture or to the redemption of bonds under the provisions of Section 3 of Article X of the Original Indenture or may be withdrawn by the Company at any time to reimburse the Company for the cost of a Net Amount of Available Permanent Additions (excluding, however, from any such Available Permanent Additions all Permanent Additions included in any certificate delivered to the Trustee for the purpose of obtaining a credit against any Maintenance or Improvement Deposit provided for in Section 1 of this Article to the extent that such Permanent Additions have been used for any such credit). The Trustee shall pay to or upon the written order of the Company all or any part of such cash upon the receipt by the Trustee of:

          (a) A Resolution requesting such payment; and

          (b) The documents specified in paragraphs 2, 5, 6 and 7 of subdivision
     (B) of Section 3 of Article IV of the Original Indenture, with such modifications, additions and omissions as may be appropriate in the light of the purposes for which they are used.

                                  ARTICLE III.
                           COVENANTS OF THE COMPANY.

     SECTION 1. The Company hereby covenants and agrees with the Trustee, for the benefit of the Trustee and all the present and future holders of the Bonds, that the Company will pay the principal of and premium, if any, and interest on all bonds issued or to be issued as aforesaid under and secured by the Original Indenture as hereby supplemented, as well as all bonds which may be hereafter issued in exchange or substitution therefor, and will perform and fulfill all of the terms, covenants and conditions of the Original Indenture and of this Twenty-Eighth Supplemental Indenture with respect to the additional bonds to be issued under the Original Indenture as hereby supplemented.

     SECTION 2. The Company covenants and agrees that so long as any of the Bonds are outstanding (a) the Company will not make any Stock Payment if, after giving effect thereto, its retained earnings, computed in accordance with generally accepted accounting principles consistently applied, will be less than the sum of (i) Excluded Earnings, if any, since December 31, 1992, and (ii) $20,000,000; (b) Stock Payments made more than 40 days after the commencement, and prior to the expiration, of any Restricted Period shall not exceed 65% of the Company's Net Income during such Restricted Period; and (c) the Company will not authorize a Stock Payment if there has occurred and is continuing an event of default under subsections (a) and (b) of Section 1 of Article XI of the Original Indenture.

     For the purposes of this Section 2 the following terms shall have the following meanings:

     'Stock Payment' shall mean any payment in cash or property (other than stock of the Company) to any holder of shares of any class of capital stock of the Company as such holder, whether by dividend or upon the purchase, redemption, conversion or other acquisition of such shares, or otherwise.

     'Excluded Earnings' shall mean 35% of the Company's Net Income during any Restricted Period.

     'Restricted Period' shall mean a period commencing on any Determination Date on which the total Debt of the Company is, or as the result of any Stock Payment then declared or set aside and to be made thereafter will be, more than 70% of Capitalization, and continuing until the third consecutive Determination Date on which the total Debt of the Company does not exceed 70% of Capitalization.

     'Net Income' for any particular Restricted Period shall mean the amount of net income properly attributable to the conduct of the business of the Company for such Period, as determined in accordance with generally accepted accounting principles consistently applied, after payment of or provision for taxes on income for such Period.

     'Determination Date' shall mean the last day of each calendar quarter. Any calculation with respect to any Determination Date shall be based on the Company's balance sheet as of such date.

     'Debt' means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness for the payment of the purchase price of property or assets purchased (but Debt shall not be deemed to include Customer Advances for Construction or any bonds issued under the Indenture which are not Outstanding Bonds), (iii) leases which have been or, in accordance with generally accepted accounting principles, should be recorded as capital leases and (iv) guarantees of the obligations of another of the nature described in clauses (i), (ii) or
(iii) which have been or, in accordance with generally accepted accounting principles, should be recorded as debt.

     'Outstanding Bonds' shall mean bonds which are outstanding within the meaning indicated in Section 20 of Article I of the Original Indenture except that, in addition to the bonds referred to in clauses (a), (b) and (c) of said Section 20, said term shall not include bonds for the retirement of which sufficient funds have been deposited with the Trustee with irrevocable instructions to apply such funds to the retirement of such bonds at a specified time, which may be either the maturity thereof or a specified redemption date, whether or not notice of redemption shall have been given.

     'Capitalization' shall mean the sum of (i) the aggregate principal amount of all Debt at the time outstanding, (ii) the aggregate par or stated value of all capital stock of the Company of all classes at the time outstanding, (iii) premium on capital stock, (iv) capital surplus, and (v) retained earnings.

     SECTION 3. The Company covenants and agrees that so long as any of the Bonds are outstanding neither the Company nor any subsidiary of the Company will, directly or indirectly, lend or in any manner extend its credit to, or indemnify, or make any donation or capital contribution to, or purchase any security of, any corporation which directly or indirectly controls the Company, or any subsidiary or affiliate (other than an affiliate which is a subsidiary of the Company) of any such corporation.

                                  ARTICLE IV.
                                  THE TRUSTEE.

     The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions in the original Indenture, as supplemented by this Twenty-Eighth Supplemental Indenture, and in this Twenty-Eighth Supplemental Indenture set forth, and upon the terms and conditions set forth in Article V hereof.

                                   ARTICLE V.
                                 MISCELLANEOUS.

     SECTION 1. This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and except as hereby supplemented, the original Indenture and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth and Twenty-Seventh Supplemental Indentures are hereby confirmed. All references in this Twenty-Eighth Supplemental Indenture to the Original Indenture shall be deemed to refer to the original Indenture as heretofore amended and supplemented, and all terms used herein shall be taken to have the same meaning as in the Original Indenture, as so amended, except in the cases where the context clearly indicates otherwise.

     SECTION 2. All recitals in this Twenty-Eighth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     SECTION 3. Although this Twenty-Eighth Supplemental Indenture is dated for convenience and for the purpose of reference as of April 1, 1993, the actual date or dates of execution hereof by the Company and the Trustee are as indicated by their respective acknowledgments annexed hereto.

     SECTION 4. In order to facilitate the recording or filing of this Twenty-Eighth Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have caused their corporate seals to be hereunto affixed and their Presidents or vice-Presidents, under and by the authority vested in them, have hereto affixed their signatures, and their Secretaries or Assistant Secretaries have duly attested the execution hereof, this 22nd day of April, 1993.

[CORPORATE SEAL]                                          PHILADELPHIA SUBURBAN WATER COMPANY

               Attest: Suzanne M. Falcone                                  By: Michael P. Graham
                  Assistant Secretary                                  Senior Vice President-Finance
                                                                               and Treasurer

[CORPORATE SEAL]                                          CORESTATES BANK, N.A.

                        Attest:                                                     By:
                   Authorized Officer                                        Authorized Signer

COMMONWEALTH OF PENNSYLVANIA                            )
                                                        )          SS.:
COUNTY OF MONTGOMERY                                    )

     On the 22nd day of April, 1993, before me, the Subscriber, a Notary
Public for the Commonwealth of Pennsylvania, personally appeared Michael P. Graham, who acknowledged himself to be the Senior Vice President-Finance and Treasurer of Philadelphia Suburban Water Company, a corporation, and that he as such Senior Vice President-Finance and Treasurer, being authorized to do so, executed the foregoing Twenty-Eighth Supplemental Indenture as and for the act and deed of said corporation and for the uses and purposes therein mentioned, by signing the name of the corporation by himself as such officer.

     In Witness Whereof I hereunto set my hand and official seal.

[NOTARIAL SEAL]

                                                          Nancy C. Lavin

COMMONWEALTH OF PENNSYLVANIA                            )
                                                        )          ss.:
COUNTY OF PHILADELPHIA                                  )

     On the _________________ day of April, 1993, before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared, _______________________ who acknowledged himself or herself to be a
____________________ of CoreStates Bank, N.A., Trustee, a corporation, and that he or she as such , being authorized to do so, executed the foregoing Twenty-Eighth Supplemental Indenture as and for the act and deed of the said corporation and for the uses and purposes therein mentioned by signing the name of the corporation by himself as such officer.

     In Witness Whereof I hereunto set my hand and official seal.

     I am not a director or officer of said CoreStates Bank, N.A.

[NOTARIAL SEAL]

     IN WITNESS WHEREOF the parties hereto have caused their corporate seals to be hereunto affixed and their Presidents or Vice-Presidents, under and by the authority vested in them, have hereto affixed their signatures, and their Secretaries or Assistant Secretaries have duly attested the execution hereof, this 22nd day of April, 1993.

[CORPORATE SEAL]                                          PHILADELPHIA SUBURBAN WATER COMPANY

Attest:                                                   By:
                       Secretary                                       Senior Vice President-Finance
                                                                               and Treasurer

[CORPORATE SEAL]                                          CORESTATES BANK, N.A.

Attest: Cathy Wiedecke                                    By: Richard Hojnowski
                   Authorized Officer                                          Vice President

COMMONWEALTH OF PENNSYLVANIA                            )
                                                        )          SS.:
COUNTY OF                                               )

     On the __________________ day of April, 1993, before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared Michael
P. Graham, who acknowledged himself to be the Senior Vice President-Finance and Treasurer of Philadelphia Suburban Water Company, a corporation, and that he as such Senior Vice President-Finance and Treasurer, being authorized to do so, executed the foregoing Twenty-Eighth Supplemental Indenture as and for the act and deed of said corporation and for the uses and purposes therein mentioned, by signing the name of the corporation by himself as such officer.

     In Witness Whereof I hereunto set my hand and official seal.

[NOTARIAL SEAL]

COMMONWEALTH OF PENNSYLVANIA                            )
                                                        )          ss.:
COUNTY OF PHILADELPHIA                                  )

     On the 22nd day of April, 1993, before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared, Richard Hojnowski who acknowledged himself or herself to be a Vice President of CoreStates Bank, N.A., Trustee, a corporation, and that he or she as such Vice President , being authorized to do so, executed the foregoing Twenty-Eighth Supplemental Indenture as and for the act and deed of the said corporation and for the uses and purposes therein mentioned by signing the name of the corporation by himself as such officer.

     In Witness Whereof I hereunto set my hand and official seal.

     I am not a director or officer of said CoreStates Bank, N.A.

[NOTARIAL SEAL]                                           Lynne N. Collins

                                   SCHEDULE A
                       BONDS REDEEMED OR PAID AT MATURITY

                                                    PRINCIPAL AMOUNT
                                                    PAID OR REDEEMED
                                                    (IF LESS THAN ALL     DATE
                      SERIES                        BONDS OF SERIES)      PAID                MATURITY
- --------------------------------------------------  -----------------  ----------  ------------------------------
3 1/4% Series Due 1971                                                   12/31/70  Redemption
9 5/8% Series Due 1975                                                    6/15/75  Maturity
9.15% Series Due 1977                                                    11/01/77  Maturity
3% Series Due 1978                                                        7/01/78  Maturity
3 3/8% Series Due 1982                                                    7/01/82  Maturity
3.90% Series Due 1983                                                     7/01/83  Maturity
3 1/2% Series Due 1986                                                    1/01/86  Maturity
4 1/2% Series Due 1987                                                    1/01/87  Maturity
4 1/8% Series Due 1988                                                    5/01/88  Maturity
5% Series Due 1989                                                        9/01/89  Maturity
4 5/8% Series Due 1991                                                    5/01/91  Maturity
4.70% Series Due 1992                                                     4/01/92  Maturity
6 7/8% Series Due 1993                                                    1/01/93  Maturity
8 7/8% Series Due 2010                                                    6/30/92  Redemption
10 1/8% Series Due 1995                              $     5,600,000           --  Sinking Fund Redemption
9.20% Series Due 2001                                $     3,850,000           --  Sinking Fund Redemption
8.40% Series Due 2002                                $     4,500,000           --  Sinking Fund Redemption

                                   EXHIBIT A

                                                        COMPANY'S
                                                       REAL ESTATE
                COUNTY AND GRANTOR                      INDEX NO.          DATE OF DEED           BOOK         PAGE
- ---------------------------------------------------  ---------------  -----------------------  -----------  ----------
Chester County/ Uwchlan Township                         VI-E-26      December 30, 1992              3431      181-198
Municipal Authority
(Wells 1 & 2, Bell
Tavern Well)
Chester County/Uwchlan Township                          VI-E-27      December 30, 1992              3431      181-198
Municipal Authority
(Wells 3 & 4,
Shoen Road Well)
Chester County/Uwchlan Township                          VI-E-28      December 30, 1992              3431      181-198
Municipal Authority
(Well 5, Robert
Dean Well)
Chester County/Uwchlan Township                          VI-E-29      December 30,1992               3431      181-198
Municipal Authority
(Well 7, Milford Well)
Chester County/Uwchlan Township                          VI-B-41      December 30, 1992              3431      181-198
Municipal Authority
(Tank 1, Whitford
Hills Tank)
Chester County/Uwchlan Township                          VI-B-42      December 30, 1992              3431      181-198
Municipal Authority
(Tank 2, Lionville Tank)
Chester County/Uwchlan Township                          VI-B-43      December 30, 1992              3431      181-198
Municipal Authority
(Tank 3, Marchwood Tank)
Chester County/Uwchlan Township                          VI-B-44      December 30, 1992              3431      181-198
Municipal Authority
(Tank 4, Valley Hill Tank)
Chester County/Uwchlan Township                          VI-B-45      December 30, 1992              3431      181-198
Municipal Authority
(Unused Tank Site,
Waterview)
Chester County/Uwchlan Township                         VIII-H-4      December 30, 1992              3431      181-198
Municipal Authority
(Office Building)
Chester County/Uwchlan Township                          VII-D-2      December 30, 1992              3431      181-198
Municipal Authority
(Quarry)
Chester County/Uwchlan Township                          VI-B-46      December 30, 1992              3431      181-198
Municipal Authority
(Tank 5, Blackhorse Tank)
Chester County/Whiteland Township                        VI-E-30      December 30, 1992              3433      397-404
(Well Site, Hillside Well)
Chester County/West Whiteland Township                   VI-B-47      December 30, 1992              3433      397-404
(Tank Site, Ship Road Tank)